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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-109955 and 333-57138) and on Form S-8 (File Nos. 333-32543, 333-80457 and 333-32868) of The Hertz Corporation of our report dated April 28, 2006, relating to the Financial Statement Schedule I of The Hertz Corporation, appearing in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 28, 2006

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM